UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2010

CAMBRIDGE HEART, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-20991	13-3679946
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

100 Ames Pond Drive, Tewksbury, MA	01876
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 978-654-7600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2010, Cambridge Heart, Inc. (the “Company”) completed a private placement sale (the “Private Placement”) of 14,500,000 units (the “Units”), each consisting of (i) one share of the Company’s common stock, par value $0.001 (the “Common Stock”) and (ii) one five-year warrant to purchase one share of common stock (each a “Warrant,” and collectively, the “Warrants”) pursuant to the terms and conditions of a Securities Purchase Agreement (the “Purchase Agreement”), dated as of December 20, 2010, by and among the Company and certain accredited investors (the “Investors”). The Units were offered and sold pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

The aggregate proceeds from the Private Placement were $2.9 million. The Company intends to use the proceeds of the Private Placement to fund its ongoing operations.

The purchase price for each Unit was $0.20 (the “Unit Price”). The Company sold an aggregate of 14,500,000 Units, delivering 14,500,000 shares of Common Stock and warrants to purchase an aggregate of 14,500,000 shares of Common Stock. The Warrants entitle the holders to purchase shares of Common Stock reserved for issuance thereunder for a period of five years from the date of issuance at an exercise price of $0.25 per share, which is 125% of the Unit Price.

As part of the Private Placement, the Company and the Investors entered into a Registration Rights Agreement, dated as of December 20, 2010 (the “Registration Rights Agreement”) under which the Company agreed to file a registration statement covering the resale of the Shares and the Warrant Shares. Pursuant to the Registration Rights Agreement, the Company agreed to file the registration statement with the Securities and Exchange Commission by no later than January 31, 2011 and agreed to update the registration statement by filing a pre-effective amendment on or before April 15, 2011 to provide information regarding the Company’s fiscal year ended December 31, 2010. The Company will use commercially reasonable efforts to cause the registration statement to be declared effective as soon as practicable following the filing of the pre-effective amendment but in any event on or before June 1, 2011. In the unanticipated event that the Company fails to file the registration statement or the registration statement is not declared effective by the applicable deadlines set forth in the Registration Rights Agreement, the Company will pay to each Investor an amount equal to 1% of the aggregate purchase price paid by such Investor for each 30-day period after the deadline until the registration statement is filed or declared effective, as applicable, up to a maximum of 10% of the aggregate purchase price paid by such Investor.

The foregoing summary description of the terms of the Private Placement, the Purchase Agreement, the Warrants and the Registration Rights Agreement is qualified in its entirety by reference to the definitive transaction documents, which are attached as exhibits 4.1, 4.2, 10.1, and 10.2 to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

See Section 1.01 of this Current Report on Form 8-K, which item is hereby incorporated by reference herein, for a description of the terms of the financing transaction that included the issuance of the Units.

Dawson James Securities, Inc. (the “Selling Agent”) served as placement agent in connection with the Private Placement. In addition to a commission equal to (i) 8% of the gross proceeds received by the Company from the sale of the Units in the Private Placement and (ii) 8% of the gross proceeds received by the Company from the exercise of any Warrants issued to Investors in the Private Placement, the Company issued the Selling Agent warrants to purchase 1,160,000 shares of common stock (the “Selling Agent Warrant”). The Selling Agent Warrant has a term of five years and an exercise price equal to $0.25, and has substantially the same terms and conditions as the Warrants issued to Investors, except that the Selling Agent Warrant may be exercised on a cashless basis at any time. The Selling Agent also received a non-accountable expense allowance equal to 2% of the gross proceeds received by the Company from Investors in the Private Placement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Warrant to purchase shares of common stock of the Company issued on December 20, 2010

4.2	Form of Selling Agent Warrant to purchase shares of common stock of the Company issued on December 20, 2010

10.1	Securities Purchase Agreement, dated as of December 20, 2010, by and among the Company and the signatories thereto

10.2	Registration Rights Agreement, dated as of December 20, 2010, by and among the Company and the signatories thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBRIDGE HEART, INC.

Date: December 21, 2010	By:	/s/ Ali Haghighi-Mood
Ali Haghighi-Mood
Chief Executive Officer